Exhibit 99.1

Date: February 28, 2014

FOR IMMEDIATE RELEASE

Horizon Bancorp and SCB Bancorp, Inc. Announce
Receipt of Regulatory Approvals

Michigan City, IN and East Lansing, MI (February 28, 2014) – Horizon Bancorp (NASDAQ GM: HBNC, “Horizon”) and SCB Bancorp, Inc. (“SCB”), jointly announced that the Office of the Comptroller of Currency has approved, and the Federal Reserve Board has waived the approval requirement for, Horizon’s proposed acquisition of SCB  and its banking subsidiary, Summit Community Bank.

“We are extremely pleased with the actions taken by the Office of the Comptroller of Currency and the Federal Reserve Board and that we have regulatory approval to complete the merger,” said Craig Dwight, Chairman and Chief Executive Officer of Horizon.  “The fact that Horizon is on target to complete this merger by its original target date of the second quarter of 2014 is a testament to our strength and ability to move forward on important strategic partnerships.”

The transaction remains subject to approval by SCB’s shareholders as well as the satisfaction of other closing conditions.  SCB will hold its special meeting of shareholders on March 25, 2014, at which the shareholders will vote on the proposed merger.    The merger agreement provides that SCB will be merged into Horizon and simultaneously Summit Community Bank will be merged into Horizon’s banking subsidiary, Horizon Bank, N.A.

John Abbott, Summit Community Bank’s President and Chief Executive Officer stated, “We are pleased that the regulatory approval and waiver have been obtained and with the progress being made by both the Summit and Horizon integration teams. Both teams are working well together and are on schedule for the planned second quarter consummation of the transaction.”

Headquartered in East Lansing, Michigan, SCB, through its wholly-owned subsidiary Summit Community Bank, serves the greater Lansing area through two full-service banking locations and one mortgage center.  As of December 31, 2013, Summit Community Bank had total assets of $160 million.

Horizon Bancorp is a community bank holding company headquartered in Michigan City, Indiana with total assets of $1.8 billion as of December 31, 2013.  Horizon Bancorp’s wholly-owned subsidiary, Horizon Bank, still operates under its original charter, dating back to 1873, with a footprint of twenty-nine offices extending throughout northern and central Indiana as well as southwestern Michigan.

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About Horizon Bancorp

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

About SCB Bancorp, Inc.

SCB Bancorp, Inc. is a Michigan corporation headquartered in East Lansing, Michigan with Summit Community Bank as its wholly owned subsidiary.  Founded in 2002, Summit Community Bank offers a full range of banking services with two branch locations and one mortgage center serving the greater Lansing, Michigan area.  Summit Community Bank may be reached online at www.mysummitbank.com.

Additional Information

In connection with the proposed merger, Horizon has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of SCB and a Prospectus of Horizon, as well as other relevant documents concerning the proposed transaction. Shareholders and investors are urged to read the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents Horizon has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Horizon has filed with the SEC by contacting Dona Lucker, Shareholder Relations Officer, 515 Franklin Square, Michigan City, Indiana 46360, telephone: (219) 874-9272 or on Horizon’s website at www.horizonbank.com under the tab “Investor Relations” and then under the heading “Information Requested”. The information available through Horizon’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings Horizon makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Horizon and SCB and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SCB in connection with the proposed merger. Information about the directors and executive officers of Horizon is set forth in the proxy statement for Horizon’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 22, 2013. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph

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Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Contact Information:	SCB Contact Information:

Craig M. Dwight Chairman and Chief Executive Officer Phone: (219) 873-2725 Fax: (219) 874-9280	John W. Abbott President and Chief Executive Officer Main: (517) 664-1912

Mark E. Secor Chief Financial Officer Phone: (219) 873-2611 Fax: (219) 874-9280	C. Wayne Weaver Senior Vice President and Chief Financial Officer Main: (517) 664-1912

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